UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 27, 2008, the Board of Director of Generex Biotechnology Corporation (the “Company”) approved, as recommended by the Company’s Compensation Committee, the following stock option grants to two of the Company’s named executive officers:

Named Executive	Options to Purchase Shares of Common Stock
Anna E. Gluskin President and Chief Executive Officer	50,000
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	125,000

The stock options have an exercise price equal to the closing trading price of the Company’s common stock on the NASDAQ Capital Market on the date of grant ($0.96 per share). The grants were made pursuant to the terms of the Company’s 2006 Stock Plan. The options awarded to each of Ms. Gluskin and Ms. Perri vest as follows: 50% of the options are exercisable on the date of grant; 25% of the options become exercisable on the first anniversary of the date of grant, and the remaining 25% of the options become exercisable on the second anniversary of the date of grant. The Board of Directors approved the option grants in respect of individual and Company performance in the fiscal year ended July 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: May 29, 2008	By:	/s/ Rose C. Perri
Chief Operating Officer and
Chief Financial Officer (principal financial officer)